As filed with the Securities and Exchange Commission on February 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-205888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Twist Bioscience Corporation

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full title of the plans)

Emily M. Leproust, Ph.D.

Chief Executive Officer

Twist Bioscience Corporation

681 Gateway Boulevard

South San Francisco, CA 94080

(800) 719-0671

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

John Bautista, Esq. Andrew D. Thorpe, Esq. Jason Flaherty, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Mark Daniels, Esq. Chief Legal Officer Twist Bioscience Corporation 681 Gateway Boulevard South San Francisco, CA 94080 (844) 362-8978

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.00001 par value per share
- Reserved for future issuance under the 2018 Equity Incentive Plan	999,900 (2)	$26.13 (3)	$26,127,387.00	$3,391.34
- Reserved for future issuance the 2018 Employee Stock Purchase Plan	249,470 (4)	$22.22 (5)	$5,543,223.40	$719.52
TOTAL	1,249,370	N/A	$31,670,610.40	$4,110.86

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of the common stock of Twist Bioscience Corporation (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Represents 999,900 additional shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) on October 1, 2019, pursuant to an annual “evergreen” increase provision contained in the 2018 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2018 Plan will automatically increase on the first day of each fiscal year, starting in fiscal year 2020 and continuing through the first day of the 2029 fiscal year, by a number of shares that does not exceed the lesser of (i) 999,900 shares of Registrant’s common stock, (ii) 4% of the total number of shares of the Registrant’s common stock outstanding at that time or (iii) such number of shares as determined by the Registrant’s board of directors.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $26.13 was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on February 5, 2020.

(4)

Represents 249,470 additional shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”) on October 1, 2019, pursuant to an annual “evergreen” increase provision contained in the 2018 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2018 ESPP will automatically increase on the first day of each fiscal year, starting in fiscal year 2020 and continuing through the first day of the 2029 fiscal year, by a number of shares that does not exceed the lesser of (i) 249,470 shares of Registrant’s common stock, (ii) 1% of the total number of shares of the Registrant’s common stock outstanding at that time or (iii) such number of shares as determined by the Registrant’s board of directors.

(5)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to 85% of $26.13, which was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on February 5, 2020. Under the 2018 ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 999,900 additional shares of common stock under the 2018 Plan and 249,470 additional shares of common stock under the 2018 ESPP pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 1, 2018 (Registration No. 333-228123) and November 26, 2018 (Registration No. 333-228547).

Item 8.	Exhibits.

The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2018 Equity Incentive Plan, and forms of agreement thereunder.	S-1/A	333-227672	10.2	10/17/2018

99.2	2018 Employee Stock Purchase Plan, and form of subscription agreement.	S-1/A	333-227672	10.3	10/17/2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 11, 2020.

TWIST BIOSCIENCE CORPORATION

/s/ Emily M. Leproust
Emily M. Leproust, Ph.D.
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Emily M. Leproust, Ph.D., James M. Thorburn and Mark Daniels, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date

/s/ Emily M. Leproust, Ph.D.	President, Chief Executive Officer and Director	February 11, 2020
Emily M. Leproust, Ph.D.	(Principal Executive Officer)

/s/ James M. Thorburn	Chief Financial Officer	February 11, 2020
James M. Thorburn	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Banyai, Ph.D.	Director	February 11, 2020
William Banyai, Ph.D.

/s/ Nicholas Barthelemy	Director	February 11, 2020
Nicholas Barthelemy

/s/ Nelson C. Chan	Director	February 11, 2020
Nelson C. Chan

/s/ Robert Chess	Director	February 11, 2020
Robert Chess

/s/ Keith Crandell	Director	February 11, 2020
Keith Crandell

/s/ Jan Johannessen	Director	February 11, 2020
Jan Johannessen

/s/ Xiaoying Mai	Director	February 11, 2020
Xiaoying Mai

/s/ Robert Ragusa	Director	February 11, 2020
Robert Ragusa